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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


                       Date of Report October 28, 1997
                      (Date of earliest event reported)


                                   CNB, INC.
            (Exact name of registrant as specified in its charter)


                                   Florida
                (State or other jurisdiction of incorporation)


             0-25988                                 59-2958616
     (Commission File Number)             (IRS Employer Identification No.)


201 North Marion Street, Lake City, Florida           32055
   (Address principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code (904) 755-3240


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Item 4.  Changes in Registrant's Certifying Accountant.

     October 24, 1997, CNB Inc. (the "Company") terminated its relationship with its independent accountants, Osburn, Henning and Company, and on October 24, 1997, engaged Arthur Andersen & Co. as its independent accountants. Osburn, Henning and Company's reports on the consolidated financial statements of the Company for fiscal years 1995 and 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Company's Board of Directors. With respect to the Company's consolidated financial statements for fiscal years 1995 and 1996 and the subsequent interim periods preceding the change in accountants, there were no disagreements between the Company and Osburn, Henning and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Osburn, Henning and Company, would have caused it to make reference to the subject matter or the disagreement in connection with its report.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

         16. Letter from Osburn, Henning and Company dated October 28, 1997, regarding its concurrence with the statements made in Item 4 of this report.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CNB, INC.
                                              ---------------------------------
                                              (Registrant)




Date: October 28, 1997                    By:         /s/ K.C. Trowell
                                              ---------------------------------
                                              K.C. Trowell
                                              President
                                              (Principal Executive Officer)


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